Exhibit 5.1

MCMURDO LAW GROUP, LLC Matthew C. McMurdo | 917 318 2865 | matt@nannaronelaw.com	1185 Avenue of the Americas 3rd Floor New York, NY 10036

Date: August 14, 2023

VIA ELECTRONIC TRANSMISSION

Blue Star Foods Corp.

3000 NW 109th Avenue

Miami, Florida 33172

Re: Blue Star Foods Corp. Form S-8 Registration Statement

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), to be filed by Blue Star Foods Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about August 14, 2023, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 200,000 shares of the Company’s common stock, $0.0001 par value per share, that are subject to issuance by the Company under the Company’s 2018 Equity Incentive Plan (the “Plan”).

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being issued pursuant to the Registration Statement are duly authorized and will be, when issued, legally and validly issued, and fully paid and non-assessable.

McMurdo Law Group, LLC

NEW YORK

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

MCMURDO LAW GROUP, LLC

/s/ Matthew McMurdo, Esq.
Matthew McMurdo, Esq.

McMurdo Law Group, LLC

NEW YORK